EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Metabolix, Inc. (the “Company”) for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Kouba, the Principal Executive Officer and the Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)   the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)   the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2007	/s/ JAY KOUBA
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)